GMO Trust








FYE 2/28/2017








Annual Expense Ratios

















Fund Name

Core

Class 3

Class 4

Class 6









GMO Alpha Only Fund





0.62%


GMO Asset Allocation Bond Fund







0.31%
GMO Core Plus Bond Fund





0.30%


GMO Opportunistic Income Fund (formerly Debt Opportunities Fund)







0.33%
GMO Emerging Country Debt Fund





0.49%


GMO Emerging Markets Fund







0.89%
GMO Implementation Fund

0.05%






GMO International Equity Fund





0.59%


GMO Quality Fund







0.39%
GMO Risk Premium Fund







0.51%
GMO SGM Major Markets Fund







0.91%
GMO Special Opportunities Fund







1.23%
GMO U.S. Equity Allocation Fund







0.37%
GMO U.S. Treasury Fund

0.00%






GMO World Opportunity Overlay Fund

-0.04%